                                                                    Exhibit 10.7


                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

                                 PAY-PER-VIEW

                         ADDRESSABLE CABLE TELEVISION

                               LICENSE AGREEMENT


Agreement Date:



                               January 20, 1999



Between:



                      TITAN SPORTS, INC. ("Distributor")
                             1241 EAST MAIN STREET
                          STAMFORD, CONNECTICUT 06902



And:



                      VIEWER'S CHOICE L.L.C. ("Service")
                               909 THIRD AVENUE
                           NEW YORK, NEW YORK 10022

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]


                                 PAY-PER-VIEW

                         ADDRESSABLE CABLE TELEVISION

                               LICENSE AGREEMENT



LICENSE AGREEMENT entered into this 20th day of January, 1999, by and between Titan Sports, Inc., a Delaware corporation with offices at 1241 East Main Street, Stamford, Connecticut 06902 ("Distributor") and Viewer's Choice L.L.C., successor in interest to Pay-Per-View Network, Inc., d/b/a Viewer's Choice; a limited liability company with offices at 909 Third Avenue, 21st Floor, New York, New York 10022 (the "Service").

                                   PREMISES

WHEREAS, the Distributor owns all rights to certain live professional wrestling exhibitions currently known as "WWF Royal Rumble", "WWF WrestleMania", "WWF SummerSlam", "WWF King of the Ring", "WWF Survivor Series" and the "WWF In Your House Series" (collectively the "Live Event"), including the right to communicate a video version of the Live Event in its entirety in the form of a video program, such Live Event, any delay feed and any encore presentations, collectively referred to as the "Video Programs", throughout the United States, including its territories, commonwealths, trusteeships and possessions (the "Territory"); and

WHEREAS, the Service is affiliated with numerous cable television operators, multiple point microwave distribution systems ("MDS"), Satellite Master Antennae Television Systems ("SMATV"), Video Dial Tone/OVS, VOD, Telco and PrimeStar, a company distributing the signal via KU Band, and C band satellite service, (the "Affiliates") which own or possess rights of access to one or more addressable cable television systems, MMDS systems, SMATV systems, Video Dial Tone/OVS, VOD, Telco systems consisting of facilities, equipment and/or cable transmission paths capable of exhibiting the Video Programs to their addressable subscribers; and

WHEREAS, the Distributor and the Service desire to enter into a licensing agreement so that Distributor may communicate the Video Programs to the Service for transmission to its Affiliates for exhibition to their addressable and/or trap subscribers, who agree to pay a fee (the "Pay-Per-View Charge") for being able to watch the Video Programs ("Pay Per-View Subscribers");

NOW THEREFORE, the Distributor and the Service agree as follows:

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

1.0  LICENSE:

     1.1  License:  The Distributor hereby licenses the Service on a limited
          -------
nonexclusive basis to transmit to the Service's Affiliates which includes Viewer's Choice Only Affiliates, Dual Affiliates and Event Only Affiliates hereinafter defined in Section 9.3, subject to all the terms and conditions set forth herein, the Video Programs to the Affiliates (the "License"). Such transmissions shall be made, in each instance, at the times for the live presentation for each Video Program designated by the mutual agreement of the parties set forth in Section 7.8.

     1.2  The License applies only to the Video Programs which Video
Programs may promote, market and advertise any of the Distributor's Live Events, participants, other programs, merchandise or other properties, provided that the Distributor's Live Events are wrestling related and that they cross promote the Video Programs.

     1.3 Distributor shall retain exclusive control of the Video Programs. Neither Service nor its Affiliates use the name and/or likenesses of any of the Distributor's character(s), person(s) or entity or of the Distributor's trademarks, servicemarks or logos of any person(s) or entity appearing in the applicable Video Program except for advertising purposes as Distributor directs.

     1.4 This License is limited to the Service's transmission of the Video Programs solely to its Affiliates as listed in Addendum Number 1 and is non-exclusive with respect to such Affiliates, defined as:

          (A) The Service's shareholders' owned and operated cable systems;

          (B) The Service's independent cable systems currently under contract to carry the Service's VC Distribution Pay-Per-View ("PPV") Channel(s); and

          (C) The Service's SMATV systems as listed on Addendum Number 2. Addenda Number 1 and 2 are to be submitted for each Video Program.

          (D) Live Event only Affiliates.

          (E) Titan will not solicit the Service's Affiliates.

     1.5 This License does not extend to and does not permit the service to transmit the Video Programs to anyone else whomsoever and does not extend to and does not permit the Affiliates to cablecast or exhibit the Video Programs outside or beyond their respective cable television communities, consisting of their own addressable and/or trap subscribers except as to PrimeStar which shall be the entire Territory.

     1.6 This License is further limited to the Affiliates' exhibition of the Video Programs to Pay-Per-View Subscribers in their private dwelling units so they may watch the Video Programs on their television sets. This License does not extend to and does not permit the Affiliates to cablecast or exhibit the Video Programs to any non-residential subscribers or subscriber locations outside of residential units, except for private rooms, in hotels, motels,

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

dormitories, fraternities and sororities, unless specifically identified and mutually agreed upon, including, without limitation, the following:

          (A) Any subscribers or subscriber locations open to the public at large;

          (B) Any subscribers operating commercial establishments, such as restaurants, bars or other facilities for public entertainment and amusement; and

          (C) Any subscribers charging an admission fee for watching the Video Programs.

     1.7 This License does not extend to and does not permit the Service to duplicate, copy, record or transcribe the Video Programs by any means whatsoever for its own use. However, the Service shall make two (2) copies of the satellite feed in order to have available a recording of the Video Programs for use in transmitting the replay(s), encore presentation(s) and Authorized Replays. Once the replay(s), encore presentation(s) and Authorized Replays of the Video Programs are completed, the copy(ies) shall be completely erased or otherwise destroyed.

     1.8 This License strictly prohibits any and all knowing acts of commission or omission on the part of the Service which would permit or facilitate the cablecasting and exhibition of the Video Programs to anyone, other than its Affiliates' Pay-Per-View Subscribers; and neither the Service nor its Affiliates shall, for any reason whatsoever, open the television signal carrying the Video Programs to all their subscribers, unless all have agreed to pay the fee for watching the applicable Video Programs on their television sets except for the Countdown Show which may be shown in the clear.

     1.9 This License does not convey, sell, lease or assign to the Service any rights and/or interests, whatsoever, in or to the Video Programs. Furthermore, all media or methods of exhibition or exploitation of the Video Programs not expressly licensed to the Service, pursuant to this License Agreement, are entirely reserved to the Distributor who, except for the restrictions set forth in Section 16, may fully exhibit and exploit the Video Programs at any time without limitation and without regard to the extent to which such exhibition and exploitation compete with this License to the Service.

     1.10 Distributor shall make available to Service all programs Distributor makes available to any other Pay-Per-View network or service.

     1.11 Service shall retransmit the Video Programs to its Affiliates during each year of the term (hereinafter defined) via the most widely viewed Viewer's Choice channel(s) ("VC Distribution Pay-Per-View Channels") offering Pay-Per-View events for exhibition to the Affiliates' Pay-Per-View Subscribers who pay a Pay-Per-View Charge to view the Video Programs. In addition to the above, Service may also retransmit the Video Programs on other VC Distribution Pay-Per-View Channels.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

2.0 PROGRAMS: The License shall only apply to the Video Programs, specified herein, and does not apply to any of the Distributor's other non-pay-per-view video programs.

     2.1 The Video Programs, consistent with Section 1.2 may promote, market or advertise the World Wrestling Federation, professional wrestlers, professional wrestling events, the Distributor's other video programs, if any, and/or the Distributor's own duly authorized merchandise, not to exceed three
(3) minutes in the aggregate per Video Program. However, the Video Programs shall not promote, market or advertise any other commercial services or products except for Distributor's sponsorships. The merchandise will be appropriately related to the Live Event and consistent with a TV rating substantially similar to the TV rating of the Distributor's other syndicated and cable broadcast programs.

     2.2 The Distributor shall be responsible for all costs and expenses arising in connection with communication of the Video Programs to the Service including, without limitation, the generation and transmission of both the satellite feed and the replay satellite feed.

3.0 TERM: The Term of License shall commence on January 22, 1997 and extend until the later of (a) January 31, 2004; and/or (b) Distributor's receipt of the last final accounting statement and payment due from Service for the last Video Program delivered (March 31, 2005), unless otherwise terminated as provided herein, or at any time during the Term as a consequence of a breach by the Service and the Service's failure to cure as provided in Section 23.3 herein of the material terms and conditions of the License.

     3.1 If the Service or any of its Affiliates fail to complete the transmission, cablecasting and/or exhibition of any of the Video Programs, such failure shall not operate to extend the Term of this License Agreement.

     3.2 All provisions of this License Agreement which expressly or by necessary implications survive the expiration or earlier termination of the Term shall do so, including, but not limited to, any representations, warranties and indemnities.

     3.3 Automatic Extension: At the expiration of the Term and in the event that the parties have not executed a new agreement and the parties are continuing to exhibit the Distributor's Video Programs, this Agreement shall be extended on an event by event basis, cancelable by either party upon thirty (30) days written notice.

     3.4 Program Content: The Video Programs shall contain substantially the same content and TV rating as the Distributor's other syndicated and cable broadcast programs.

4.0 TERRITORY: This License Agreement shall only apply to the geographic area served by the Service's Affiliates and encompassing each Affiliate's usual and customary addressable and/or trap subscribers in the Territory defined in the Premises.

5.0 C BAND AUTHORIZED REPLAYS: Service has the right to exhibit any number of replays of each Video Program for the C Band TVRO market, as listed in Schedule C, through

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

midnight Friday following the original presentation(such replays, the "C Band Authorized Replays"). For the avoidance of doubt and notwithstanding anything above, Service shall not have the right to exhibit the original presentation and its replay on the day of the Live Events to the C Band TVRO market.

6.0 PROGRAM DELIVERY AND TRANSMISSION: Service shall provide its satellite and distribution facilities to allow Distributor to deliver the Video Programs via the Service's Satellite to all Service's Affiliates as well as to the Distributor Affiliate base licensed directly by Distributor, but not to affiliates of any other Pay-Per-View network or service licensed by Distributor. The Service and/or the Affiliates shall encode, address and decode the signal, thus making available the Video Programs to all applicable Pay Per-View Subscribers (except DBS subscribers of PrimeTime 24 or any other DBS service licensed by Distributor which might interrupt the Service's service at any time), including the Service's Affiliate base as well as the Distributor Affiliate base. The satellite time provided by Service to Distributor shall include that amount of testing time jointly deemed necessary by Distributor and Service for transmission of the Video Programs. Manual controls will be jointly developed by Distributor and the Service to ensure that only authorized Service/Distributor Affiliates receive the Video Programs. Distributor shall deliver an encrypted broadcast quality signal of the Video Programs to a satellite which shall retransmit the signal to Service's downlink facility. Delivery of the signal of each Video Program shall be deemed complete upon the Service's receipt at the Service's downlink facility. Service requires a primary signal and a backup signal of each Video Program. Attached as Exhibit 1 is a description of Service's technical specifications. Distributor's Affiliate base, for no additional compensation, may access Service's signal from Service's satellites if it has compatible decoders which presently are *****.

     6.1 The Distributor shall immediately be excused from delivery of any of the Video Programs to the Service upon the occurrence of any of the following:

          (A) A governmental or quasi-governmental agency by order or ruling requires the cancellation or postponement of the Live Event.

          (B) A licensed physician certifies that any of the participants for the Live Event are mentally or physically disabled so that they cannot participate in the Live Event.

          (C) The participants for the Live Event fail or refuse to participate in the Live Event, or are disqualified from participating in the Live Event for reasons beyond the Distributor's reasonable control;

          (D) The Distributor, in its sole discretion, determines that the transmission, cablecast and/or exhibition of any of the Video Programs would infringe upon the rights of others and subject the Distributor to a material liability;

          (E) The Distributor, in its sole discretion, determines that the transmission, cablecast and/or exhibition of any of the Video Programs would otherwise subject the Distributor to any material liability.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

          (F) The Live Event is delayed or prevented from occurring on the scheduled date or at the scheduled time for any reason beyond the Distributors reasonable control;

          (G) The generation and transmission of the television signal carrying any of the Video Programs is delayed or prevented from occurring on the scheduled date or at the scheduled time for any reason (including without limitation: weather conditions) beyond the Distributor's reasonable control; and/or

          (H) The domestic telecommunications satellite fails to operate, receive and/or retransmit the television signal to the Service's downlink facility for any reason (including without limitation: weather conditions).

7.0 PROGRAM TRANSMISSION AND EXHIBITION: The Service shall receive the television signal for the Video Programs at its downlink facility; re-encode the television signal; and then uplink the television signal to the Service's domestic telecommunications satellite for transmission to its Affiliates, who shall downlink and cablecast the Video Programs for exhibition to their Pay-Per-View Subscribers.

     7.1 The Service and the Affiliates shall transmit, cablecast and/or exhibit the Video Programs in their entirety, including all titles, credits and copyright notices on the Video Programs.

     7.2 The Service and the Affiliates shall not cut, edit, change, add to, delete from or revise the Video Programs in any way whatsoever. In the event that the Service determines that some part(s) of the Video Programs and/or Distributor's publicity and advertising may be offensive to the Affiliates' subscribers, the Service shall immediately contact the Distributor to develop a mutually agreeable solution.

     7.3  The Service and the Affiliates shall not interrupt the Video
Programs for any commercial breaks, news bulletins or public announcements, unless the Distributor approves such interruptions in writing or is due to a law or other governmental or court order.

     7.4 The Service and the Affiliates shall not delay, defer or reschedule the transmission, cablecasting and/or exhibit of any Video Program, and shall not retransmit, recablecast and/or exhibit any Video Program at any time other than as contemplated under Section 1 or as provided in Section 7.8. If the Service or the Affiliates experience or encounter technical difficulties beyond their reasonable control in the transmission, cablecasting or exhibition of a Video Program, and if the Service or the Affiliates want to reschedule the transmission, cablecasting and exhibition of such Video Programs, then the Service must give the Distributor written notice of the technical difficulties
                                          ------
within five (5) business days and request an extension of the License to permit the transmission, cablecasting and exhibition of such Video Program at an alternate time. All such extensions are at the Distributor's sole discretion and require the Distributor's written approval. In addition, the Service shall consult, if reasonably and commercially possible, with the Distributor on compensating offers provided to either the Affiliates or the Pay-Per-View Subscribers provided, however, the Affiliates must use

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

commercially reasonable efforts to issue credits to the Pay-Per-View Subscribers and to not void or delete the PPV buys due to any technical difficulties.

     7.5 The Service and the Affiliates shall honor all copyrights with respect to all Video Programs.

     7.6  Omitted.

     7.7 The Service may distribute the Video Programs in both analog and digital formats on multiple channels.

     7.8  Original/Replay/Encore Presentations:  In order to maximize sales
          ------------------------------------
of the Video Programs, the Service shall distribute all Original and Replay Presentations on one of the most widely viewed Service's channels which carries events and Encore Presentations on the Tuesday following the Original Presentation on the channel of the Service's choice, as follows:

          Original Events/ln Your House Live Events:

               1.  Original presentation on the day of the Live Event.
               2.  One (1) Replay on the day of the Live Event.
               3.  One (1) Encore Presentation.

     7.9  Authorized Replays:  Service has the right, in addition to Section
          ------------------
7.8, to exhibit any number of replays of each Video Program through midnight Friday following the initial exhibition of such Video Program (such replays, the "Authorized Replays") on the channel of the Service's choice. Service shall notify Distributor of the Service's Schedule of Replays thirty (30) days prior to the Authorized Replays.

     7.10 Alternative Program:  If an alternative program is produced by the
          -------------------
Distributor in lieu of one of the current titles as set forth in this Agreement's Premises, of comparable quality, substance and duration to any of the Video Programs ("Alternative Program") during the Term, such Alternative Program shall be deemed automatically substituted in lieu of such current title as set forth in this Agreement's Premises.

8.0 SECURITY AND TECHNICAL ADJUSTMENTS: Service shall distribute the Video Programs using commercially reasonable encryption systems.

9.0 LICENSE FEES: The License Fee between the Distributor, the Service and the Affiliates is a revenue sharing agreement.

     9.1 The License Fee, payable to the Distributor, shall be calculated by multiplying the Distributor's Revenue Percentage as defined in Section 9.3 (D), or (E) times the Gross Revenues.

     9.2 The term "Gross Revenues" for the Video Program shall mean the Affiliate's aggregate number of Pay-Per-View Subscribers multiplied by the suggested retail price for the Video Program or the Affiliate's actual retail price for the Video Program, as charged to its Pay-Per-View Subscribers, whichever is greater.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

     9.3  The Service's Affiliates shall be categorized into three categories:
(i) "Viewer's Choice Only Affiliates"; (ii) "Dual Affiliates"; and (iii) "Event Only Affiliates" (collectively the "Affiliates") and the Service Revenue Percentage shall only apply to the buys on the Service's channel of such Affiliates. Unless otherwise specifically provided, the obligations and responsibilities set forth in this License Agreement shall apply to the Affiliates and shall also be deemed to apply to the hereinafter described categories of Affiliates.

          (A) Viewer's Choice Only Affiliates shall mean an Affiliate that only
              -------------------------------
provides the Distributor's Video Programs to its Pay-Per-View Subscribers through the Viewer's Choice Distribution Pay-Per-View Channels.

          (B) Dual Affiliates shall mean an Affiliate that provides or offers
              ---------------
the Distributor's Video Programs to its Pay-Per-View Subscribers through the Request Distribution Pay-Per-View Channels or its successor and through the Service's channels.

          (C) Event Only Affiliates shall mean Affiliates that have elected to
              --------------------
carry Live Event(s) from Service on an ad-hoc basis.

          (D) The Original Video Programs shall be defined as "WWF Royal Rumble", "WWF WrestleMania", "WWF SummerSlam", "WWF King of the Ring" and the "WWF Survivor Series". For the period February 1, 1997 through August 31, 1998 for the five (5) Original Video Programs the Service Revenue Percentage is *****; the Distributor's Revenue Percentage is *****; and the Affiliate's Revenue Percentage is ***** of the Gross Revenues.

          (E) For the "WWF In Your House Series" during the period February 1, 1997 through August 31, 1998, the Service Revenue Percentage is *****; the Distributor's Revenue Percentage is *****; and the Affiliate's Revenue Percentage is ***** of the Gross Revenues.

          (F) For the balance of the Term of this Agreement, the splits shall be as follows:


                                                                   Service's        Affiliate's
                                             Distributor's          Revenue           Revenue
--------------------------------------------------------------------------------------------------
              Time Period                 Revenue Percentage       Percentage        Percentage
--------------------------------------------------------------------------------------------------
September 1, 1998
     through January 31, 1999                     *****             *****             *****
February 1, 1999 through January 31,              *****             *****             *****
2000
February 1, 2000 through January 31,              *****             *****             *****
2001
February 1, 2001 through January 31,              *****             *****             *****
2002
February 1, 2002 through January 31,              *****             *****             *****

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

2003
February 1, 2003 through January 31,                     *****             *****             *****
2004


     9.4 The Service and/or the Affiliates shall not charge any unique or unusual fee for the Video Programs, in addition to the actual retail price of the Video Programs, which is not regularly charged with respect to other similar events offered to Pay-PerView Subscribers. Fees which are understood by the parties hereto not to be prohibited by this Section 9.4 include, without limitation, late fees, trap fee, electronic order-taking fees, remote control fees, decoder fees and club fees.

10.0  MOST FAVORED NATIONS:

          (A) Affiliate Most Favored Nations:  Notwithstanding anything in
              ------------------------------
Section 9, if the Distributor offers a Video Program in the Territory with an Affiliate Revenue Percentage higher than ***** of the Gross Revenues to any affiliate of Distributor, a DBS provider, or an affiliate of Reiss Media Entertainment Corporation, HITS or their successors (collectively referred to hereinafter as "Providers"), Distributor agrees that the Service Revenue Percentage for Viewer's Choice shall be no less favorable than the Service Revenue Percentage paid to such Providers; and the Service may offer the same Video Program to the Service's Affiliates for the same Affiliate Revenue Percentage set forth above. In no event, however, may Distributor or any of its licensed Pay-Per-View distributors or services, including but not limited to Providers, offer a Video Program in the Territory for a minimum Pay-Per-View Subscriber license fee of less than the minimum Pay-Per-View Subscriber license fee required of Service's Affiliates hereunder.

          (B) Service Most Favored Nations:  Distributor agrees that the Service
              ----------------------------
Revenue Percentage for Viewer's Choice shall be no less favorable than the Service Revenue Percentage paid to Reiss Media Entertainment Corporation, HITS or their successor entities or any other national pay-per-view distributor. DIRECTV, EchoStar, AlphaStar or PrimeTime 24 are not national pay-per-view distributors for purposes of Section 10(B).

          (C) Distributors Most Favored Nations:  The Service agrees that during
              ---------------------------------
the Term hereof, if the Service accepts fees for any other Similar Sports Entertainment Pay-Per-View Wrestling Event(s), as defined in Section 10.0 (D) below, which are less favorable to the Service than the Viewer's Choice fees payable herein, the Service shall notify Distributor accordingly and shall accept from Distributor such lesser fees for the next Video Program and all subsequent Video Programs. The Service agrees that it will replay the Distributor's Video Programs no less than the same number of times that it replays any other Similar Sports Entertainment Pay-Per-View Wrestling Event, provided the replays are economically beneficial to the Service.

          (D) Similar Sports Entertainment Pay-Per-View Wrestling Events:
              ----------------------------------------------------------
Similar Sports Entertainment Pay-Per-View Wrestling Event is defined as a sports entertainment pay-

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

per-view wrestling event in which the outcomes are predetermined; and it does not include the Olympics, amateur wrestling events or similar combat sports where the outcome is not predetermined.

          (E) DBS Most Favored Nations:  Distributor agrees that the PrimeStar
              ------------------------
Affiliate Revenue Percentage shall be no less favorable than the Affiliate Revenue Percentage paid to a DBS provider; notwithstanding the above, the Distributor may provide additional compensation, in the Distributor's sole discretion, to either PrimeStar or any other DBS provider for additional services provided, and Distributor shall offer the same opportunity to Prime Star.

          (F) Last Right of Refusal:  Notwithstanding anything to the contrary
              ---------------------
set forth above, the Distributor may offer any PPV video program other than the Video Programs to any other Provider or anyone else under terms and conditions similar to or different from those set forth above in this Agreement. However, before Distributor may enter into an agreement with any entity other than Service with respect to such PPV video program, Distributor must first provide Service five (5) business days to match the terms and conditions proposed by Distributor.

11.0 TAXES:

     The Service and/or its Affiliates shall be obligated to pay all applicable state and local taxes for the licensing, transmission, cablecast, exhibition and/or sale of the Video Programs within the Territory, including without limitation sales taxes, use taxes, excise taxes, franchise taxes and other special taxes that may apply to the licensing and/or exhibition of the Video Programs. Notwithstanding the foregoing, this Section 11 does not apply to Distributor's obligation to pay its own state and/or local taxes or taxes relating to merchandise sold by Distributor through the Video Programs or taxes specifically levied against the Distributor.

12.0 LICENSE COSTS:

     Except as otherwise specifically provided for in this Agreement, the Service and or its Affiliates shall be responsible for all costs and expenses arising in connection with its exercise of any and all rights hereunder, including, without limitation: all reception and downlink equipment, all decoding equipment, all transmission and/or other equipment used by the Affiliates to transmit the television signal for the Video Programs from the Service's downlink facility to the Affiliates and all equipment used by the Affiliates to cablecast and exhibit the Video Programs to the Pay-Per-View Subscribers. In no event shall Service or its Affiliates have any obligation to purchase, rent or lease any such equipment, whatsoever, from Distributor or any equipment supplier.

13.0 ACCOUNTING STATEMENTS:

          (A) The Service and the Affiliates shall prepare, keep and maintain complete and accurate books and records pertaining to the Video Programs and the number of Pay-Per-View Subscribers, which books and records shall, at a minimum, consist of the following:

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

               (i) A hardcopy listing (paper, electronic storage media, fiche or microfilm) of the customer billing account numbers (not to include the customer name and address) of Pay-Per-View Subscribers who ordered the Video Programs, which listing must agree in total Gross Revenues with the information set forth in the Final Accounting Statement submitted by the Service to Distributor on each Video Program; and

               (ii) A hardcopy (paper, electronic storage media, fiche or microfilm) of the Affiliate's regular customer billings for the period (usually one to two months) during which the Affiliate billed the Pay-Per-View Subscribers for being able to watch the Video Programs.

All such books and records are to be kept and maintained by the Service and/or Affiliates at their principal places of business as follows: Service shall keep records for two years and the Affiliates for one year for all Video Programs. The Service shall notify its Affiliates of the record keeping requirements and provide notice that in the event that an Affiliate fails to keep such records, Distributor may withhold any or all of its future Video Programs from such Affiliate(s). The Service shall use reasonable efforts to ensure that the Affiliates are informed of these requirements on an annual basis.

          (B)  The Service shall provide to Distributor by overnight delivery:

               (i) A written Preliminary Report in a computerized format mutually acceptable to Distributor and Service of the information to be entered on the Final Accounting Statement for the applicable Video Program shall be delivered to the Distributor as follows: three (3) business days after the Live Event containing approximately 3 million addressable subscribers and five (5) business days after the Live Event containing approximately 5 million addressable subscribers.

               (ii) An actual final carriage report, which shall list all systems that the Service has addressed for this Live Event, shall be delivered to the Distributor within five business days after the Live Event.

Upon execution of this Agreement the Service must advise Distributor as to a contact (with telephone number) whom Distributor may call to obtain these reports.

          (C) The Service shall complete the Final Accounting Statement in the form of Schedule B attached hereto for each Affiliate and forward all Final Accounting Statements for the Affiliates to Distributor along with payment, as set forth in Section 15.

14.0 AUDIT: The Distributor has the right to audit the Service and the Service's Affiliates' books and records for the Video Programs.

          (A) Audit of the Service Books and Records: While this Agreement remains in effect and for two years thereafter, but not to exceed IRS record retention requirements, the Service shall keep full and accurate books of account and copies of all documents and other material relating to enforcement of the Distributor's rights under this Agreement at the Service's

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

principal office. Distributor, by its duly authorized agents and representatives, shall have the right upon reasonable prior written notice to Service, to audit such books, documents, and other material, shall have access thereto during ordinary business hours, and shall be at liberty to make copies of such books, documents, and other material. At Distributor's request, the Service shall provide an authorized employee to assist in the examination of the Service's records.

          (B) Audit of Affiliates Books and Records: While this Agreement remains in effect and for one (1) year thereafter, but not to exceed IRS record retention requirements, the Affiliate shall keep full and accurate books of account and copies of all documents and other material relating to this Agreement at the Affiliate's principal offices. Distributor may designate an independent CPA accounting firm and direct the Service upon reasonable prior written notice to Service to engage the independent CPA accounting firm to conduct an "Audit", during ordinary business hours, of any one or more Affiliate's books and records relating to each video program in order to insure that the Affiliate's Final Accounting Statement for the applicable Video Program is complete and contains the customer billing account numbers (not to include the customer name and address) of the Pay-Per-View Subscribers who ordered the Video Program. The independent accounting firm may randomly select customer billings from the Affiliate's entire customer billing records for the period of months in which the Video Program was billed to determine whether all Pay-Per-View Subscribers ordering the Video Program appear on the list supporting its Final Accounting Statement. The independent accounting firm shall not retain any Affiliate's customer billing records. The cost of the Audit will be borne by Distributor except as provided in section 14(C). In the event an Affiliate does not designate an authorized employee to assist in the examination of the Affiliate's records and, therefore, Distributor is unable to verify the accuracy of Affiliate's Final Accounting Statement, then Service and Distributor may mutually decide to have Service withhold all of Distributor's future Video Programs from such Affiliate.

          (C) If an audit reveals that the Service or any Affiliate under reported any financial item related to the information set forth on the Final Accounting Statement or otherwise, by more than five percent (5%) in addition to any other rights and remedies Distributor may have, Distributor shall be entitled to recover from the Service all costs and expenses incurred to conduct its audit of the Service or of any specific Affiliate and to enforce the collection of such additional monies due.

          (D) The audit shall be in a professional and expeditious manner and there may not be more than one (1) audit per year.

15.0 PAYMENT:

     The Service shall pay to Distributor the applicable License Fee from all of the Affiliates less the Service's VC Fees (the "License Fee") as follows:

          (A) Forty-five (45) days following delivery of the applicable Video Program, the Service shall remit to Distributor at least fifty percent (50%) of the License Fee for the Program along with the Final Accounting Statements; as agreed in Section 13 above.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission

          (B) After forty-five (45) days following the delivery of the applicable Video Program, the Service shall within two (2) business days of receipt, remit to Distributor such additional unpaid portions of the License Fee it receives during the period following the 45th (forty-fifth) day up to the 75th (seventy-fifth) day of any Gross Revenue from its Affiliates;

          (C) Seventy-five (75) days after delivery of the applicable Video Program, the Service shall remit to Distributor at least seventy-five percent (75%) of the License Fee;

          (D) Ninety (90) days after delivery of the applicable Video Program, the Service shall remit to Distributor at least ninety percent (90%) of the License Fee;

          (E) One hundred twenty (120) days after delivery of the applicable Video Program, the Service shall remit to Distributor one hundred percent (100%) of the License Fee; or, in lieu thereof, the Service agrees to withhold all of the Distributor's future Video Programs at the Distributor's instruction from any Affiliate that has failed to pay any License Fee when due, until the License Fee with interest has been paid.

          (F) After 120 days, Distributor shall be authorized as the Service's agent (where permissible under state law) to collect any sums the Affiliate owes the Service, remitting the Service's share of such funds, if any, to the Service. The Service agrees to withhold all of the Distributor's future Video Programs at the Distributor's instruction from any Affiliate that has failed to pay any License Fee when due, unless the Service shall have paid the Affiliate's License Fee, until the License Fee with interest has been paid.

          (G) The License Fee is due and payable in accordance with the Final Accounting Statement, regardless of whether or not the Affiliates actually bill or collect any sums from their Pay-Per-View Subscribers for being able to watch the Video Programs.

          (H) The License Fee, or any portion thereof, if not received when due and payable in accordance with this Section 15, shall bear interest at the rate of one and one-half percent (1 1/2%) per month computed from the original due date until paid; provided, however, that if the foregoing rate shall be in excess of the maximum permitted by law in the jurisdiction where such debt accrues, then such interest rate shall be adjusted downwards to the maximum permitted by applicable law. Distributor's acceptance of any payment after its due date shall not constitute a waiver by Distributor of any of its rights hereunder. Subject to Section 15 (M), the original due date is fifty percent (50%) of the License Fee at forty-five (45) days, seventy-five percent (75%) of the License Fee at seventy-five (75) days, ninety percent (90%) of the License Fee at ninety (90) days and one hundred percent (100%) of the License Fee at one hundred twenty (120) days subject to section 15(E) above. As an example if only thirty percent (30%) of the License Fees were paid in forty-five (45) days, interest would accrue on the unpaid balance from forty-five (45) days until paid. Failure to render payments when due shall be deemed a material breach of this Agreement. However, the Service shall have 10 business days after written notice thereof from Distributor to pay to Distributor all balances due, plus interest accumulated thereon. Distributor shall have the right to terminate the Term of this Agreement with no further notice required if all unpaid balances, with all interest accumulated thereon, have

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission not been paid by the expiration of said ten (10) day period. Furthermore, at that time, all other unpaid balances under this Agreement shall become immediately due and payable to Distributor.

          (I) All payments of the License Fee, or any portion thereof shall be made by Federal Wire Transfer.

The Final Accounting statement shall be sent by overnight delivery of a computerized format mutually agreed upon on the same day as the wire transfer is initiated.

          (J) All reports and schedules that detail the Service's Affiliates shall include Distributor's License Number (LICN).

          (K) All Encore Presentations are separate Video Programs. Service will exercise reasonable efforts to report the Encore Presentations separately pursuant to the terms hereof from the results of the broadcast of the original Video Program.

          (L) Reporting and additional payments: Service shall provide a computerized report, mutually agreed upon, with each payment and in thirty (30) day increments following the one hundred twenty (120) day payment until all Affiliates have been reported. In addition, Service shall provide the Distributor with a "Service's promoter's report" (Exhibit 1 attached) on a monthly basis, with the additional payment due Distributor, if any, until 100% of the Systems have been reported.

          (M) Payment Terms Extension:  If an Live Event occurs during the first
              -----------------------
fifteen (15) days of the month, an additional fifteen (15) days shall be added to the dates set forth in Sections 15 (A) through (F) above.

          (N) (1) All Events which aired in 1997 and the first quarter of 1998 will be finally accounted for and settled ("Final Settlement") by March 31, 1999 using the methodology set forth in N(2) below. Beginning with the April, 1998 Event, all Events will have a Final Settlement no later than one (1) year after the end of the calendar quarter in which the Event first airs. All Events airing in any calendar quarter will have a Final Settlement at the same time. For example, the Events that aired in October, 1998, November, 1998 and December, 1998 will all have a Final Settlement on or before December 31, 1999.

              (2) At the date of the Final Settlement, the average buy rate for any Event for systems that have reported and paid with respect to that Event to that point shall be referred to as the "Buy Rate". If at the date of the Final Settlement, Service has received Buy Rate information and payments for an Event from less than ninety-eight percent (98%) of all addressable subscribers, Service shall pay Distributor at one hundred percent (100%) of the Buy Rate for those unreported subscribers until ninety-eight percent (98%) of all addressable subscribers are accounted for, and at ten percent (10%) of the Buy Rate for the remaining two percent (2%) of unreported addressable subscribers for that Event. If at the date of the Final Settlement, Service has received Buy Rate information and payments from at least ninety-eight percent (98%) of all addressable subscribers, Service shall pay Distributor at ten percent (10%)

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission of the Buy Rate for that Event for those remaining unreported addressable subscribers. Service shall no longer be obligated to report to Distributor regarding Events after the Final Settlement date.

               (3) All Events which aired during the period January 1, 1994 through December 31, 1996 are hereby settled as follows: The projection made by Service that a total of ***** more than the ultimate amount due on these Events was paid to Distributor is hereby accepted by Distributor as the basis for reimbursement to Service of the overpayment. This amount will be deducted from money otherwise due to Distributor at the time of the Final Settlement for the Events for 1997 and the first quarter of 1998. If the amount otherwise due to Distributor at the time of the Final Settlement is less than *****, then the balance of overpayment will be deducted from the next regularly scheduled payment to Distributor for an Event. There will thereafter be no further reporting by Service to Distributor on Events in the 1994-1996 time period or prior thereto.

16.0 MARKETING OF PROGRAMS:

     16.1 It is of the essence of this understanding that Distributor controls all marketing campaigns including content, market approach, direct affiliate contacts, rebate plans, and actual advertising in whatever media to promote the Video Programs and to solicit subscriber activity. Marketing activities in connection with the Video Programs to supplement those of Distributor subject to Distributor's reasonable and timely approval.

     16.2 Any marketing program effected by Distributor shall not knowingly indiscriminately favor the Distributor Affiliate base or Request's Affiliate base to the detriment of both service's Affiliates.

     16.3 The Service shall work with its Affiliates and Distributor and shall use every reasonable effort to maximize the total number of Pay-Per-View Subscribers and total Pay-Per-View revenue from exhibition of the Video Programs. Furthermore, Distributor shall make available to both services' Affiliates all promotional and advertising materials which Distributor makes available to the Distributor Affiliate base, on no less favorable terms and conditions than offered to the Distributor Affiliate base.

     16.4 Guides:

          (A) Service Guides:  The Service shall make available, if the Service
              --------------
publishes a guide, not less than one (1) partial guide cover (if produced by the Service) shall cite typographical mentions of all of other Video Programs identified in Section 1.1 on other guide covers and use reasonable efforts to cite future events in the same manner as currently published for each twelve month period of the License along with placement of advertising regarding each of the Distributor's Video Programs on the Service's guides and billstuffers and the Service shall give Distributor a prominent position within any such published guides and billstuffers.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission

           (B) Affiliate Guides:  In the event that the Service does not publish
               ----------------
a guide, the Service shall use commercially reasonable efforts to encourage the Affiliates that publish a guide to promote the Video Programs as described in
Section 16.4(A) above.

     16.5  Video Program Dates:  Distributor shall advise the Service of each
           -------------------
Video Program's scheduling no later than ninety (90) days before the first Video Program to be delivered by Distributor in each twelve month period, and such advise shall to the best of Distributor's ability at that time, incorporate proposed dates, times and suggested retail prices for the remaining Video Programs to be delivered in the applicable twelve month period. Distributor shall use reasonable efforts to keep the Service advised of all relevant information including any changes regarding the Video Programs as soon as Distributor has knowledge thereof. Service shall confirm/deny the Distributor's proposed dates within thirty (30) days of their receipt thereof. Such dates shall not be more than eighteen (18) months in the future.

     16.6 As to all such promotional and publicity materials, the Service shall comply with the Distributor's instructions respecting sequence, type style, relative size and prominence, and content of screen and advertising credits; and the Service shall not in any way change credits contained in any material furnished by the Distributor. Service shall indemnify the Distributor and hold it harmless from any and all claims, damages, costs or expenses (including reasonable attorney's fees) for breach by the Service of the restrictions and obligations set forth in this Section 16.6.

     16.7 The Service and its Affiliates shall not use the names and/or likeness of any character, person or entity appearing in, or connected with either the Live Event or any Video Program for any purpose other than advertising such Video Program. Furthermore, the Service and its Affiliates shall not use the names and/or likeness so as to constitute an endorsement or testimonial, either expressed or implied, of any party, product, service, or commercial venture.

     16.8 The Service and its Affiliates shall not use the Distributor's name, trademark, servicemark or logo; or the name, trademark, servicemark or logo of any person or entity appearing in the Video Programs, in any manner whatsoever, other than as furnished in the Distributor's publicity and promotional materials.

     16.9 The Service and its Affiliates shall not transmit, exhibit, circulate, or otherwise use any of the promotional or publicity materials furnished pursuant to this section 16 after delivery of the Video Programs, without the Distributor's prior written consent.

     16.10 The Service and its Affiliates shall not use or permit others to use any of the promotional or publicity material furnished pursuant to this Section 16 for joint advertising campaigns of the Video Programs and any other Video Programs featuring sports and/or entertainment activities similar to those contained in any such Video Programs without the Distributor's written consent; nor shall Service or its Affiliates engage in or permit others to engage in any such joint advertising, promotion or publicity arrangements or campaigns, except as otherwise expressly provided in this Section 16.

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission

     16.11 The Service and its Affiliates shall not publish or distribute its own promotional, publicity, advertising or display material for the Video Programs without the Distributor's prior written consent, which shall not unreasonably be withheld. The Service and Affiliates may express mail, or FAX proposed materials to the Distributor for approval.

     16.12  Omitted.

     16.13  Interstitial Promotion:  Service shall provide the Distributor,
            ----------------------
without any further remuneration, interstitial on air promotion time. Service shall have the right, in its sole discretion, to approve all promotional materials appearing on its channels. In the event promotional material is found to be unacceptable, Service shall inform Distributor in writing of such changes to make the promotional material acceptable. In the event Distributor fails to provide acceptable promotional materials in a timely manner, Service shall not be obligated to air the promotional materials for such Live Event. All promotional materials shall be at the sole expense of Distributor and shall be limited to marketing of the Video Program(s).

     16.14  Omitted.
            -------

     16.15  PPV Promotional Show:  Service shall provide commercial reasonable
            --------------------
efforts to inform and encourage the Affiliates to enable all viewers to see a thirty (30) minute PPV promotional show titled "Free For All" for each of the Video Programs, so that all viewers may see the show without charge. The show shall be tasteful.

     16.16  Added Value Offers:  Service shall use commercially reasonable
            ------------------
efforts to communicate all mutually agreed upon added value offers for each Video Program to the Affiliates and their subscribers.

17.0 REASONABLE EFFORTS: The Service and its Affiliates shall use every reasonable effort to exploit the Pay-Per-View television market in the Territory and the Service will not knowingly discriminate against the Video Programs in favor of any other programming which it transmits, cablecasts and/or exhibits. In addition, the Service and its Affiliates shall use every reasonable effort to ensure that the signal received by each Pay-Per-View Subscriber shall be equal in quality to the signal of other cable television channels regularly received by their subscribers.

     17.1 The Service and the Affiliates shall not impose any charge upon the Pay-Per-View Subscribers for the right to watch the Video Programs other than its customary and regular cable fee and the Pay-Per-View Charge for each Video Program, excepting such other charges as expressly set forth herein respecting late fees, electronic order taking fees, remote control fees, decoder fees and club fees.

     17.2 The Service shall use reasonable efforts to ensure that the Affiliates shall cablecast and exhibit the Video Programs to their Pay-Per-View Subscribers with one-way and two-way cable communications service; and shall not discriminate against one-way subscribers

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission by refusing to cablecast or exhibit the Video Programs to them unless they subscribe to and/or pay for two-way cable communication service.

     17.3 The Service and its Affiliates shall not package, pool or tie the transmission, cablecasting and/or exhibition of the Video Programs the transmission, cablecasting and/or exhibition of any other video program or programs whatsoever. The Video Programs shall be priced and sold independently of all other programming, and shall not be priced or sold by the Service or its Affiliates with any other Pay-Per-View program.

18.0 PROTECTION PERIOD: In order to maximize the sales and marketing opportunities for the Video Program:

     18.1 The Distributor shall not distribute or transmit by means of Pay-Per-View television any other video program featuring Similar Sports Entertainment Pay-Per-View Wrestling Event(s) to those contained in the applicable Video Program for a period commencing seventy-two (72) hours prior to such Video Program and continuing for one (1) hour after the broadcast of such Video Program. This provision shall not apply to either the Encore Presentations, Authorized Replays, or to the Distributor's regularly scheduled broadcast and/or cablecast of television programming.

     18.2 The Service shall not advertise, market, sell, transmit, cablecast and/or exhibit any Pay-Per-View video program featuring Similar Sports Entertainment Pay-PerView Wrestling Event(s) commencing seventy-two (72) hours prior to the broadcast of such Video Program and continuing for one (1) hour after the broadcast of the applicable Video Program. This provision shall not apply to either the Encore Presentations, Authorized Replays, or to Distributor's regularly scheduled broadcast and/or cablecast of television programming.

     18.3 Other Distribution Holdbacks: The Distributor retains the rights to distribute the Video Programs via any other medium; provided, however, that Distributor shall not license the exhibition of the Video Programs during the first thirty (30) days following their Original Presentation hereunder by means of home video, free, pay or basic cable television in the Territory. In addition, Distributor shall not permit the prepromotion of the Video Programs in the foregoing media for a period of twenty one (21) days following their Original Presentation hereunder.

     18.4 Omitted.

     18.5 Blackout:  Distributor has the right to black out a 50 mile area
          --------
surrounding a Pay-Per-View event's original presentation on the day of the show, except that if the event takes place in an arena seating 25,000 or more persons, the blacked out area shall be 75 miles. The blackout shall not apply to PrimeStar or any other DBS provider. Furthermore, Distributor will notify the Service in writing ninety days in advance of any such blackout.

19.0 MUSIC PERFORMANCE RIGHTS:

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission


     With respect to each musical composition contained in the Video Programs, there shall be no clearance or rights payments due from the Service or its Affiliates with respect to the use of the music in the Video Programs and the Distributor shall make sure the performing rights are:

     (A) Duly licensed for the Video Programs through the American Society for Composers, Authors and Publishers (ASCAP), Broadcast Music Inc. (BMI) or SESAC, Inc.; or

     (B) Owned or controlled by the Distributor to the extent necessary to permit exhibition of the Video Programs on cable television; or

     (C)  In the public domain.

The Distributor's only liability, if any, for breach of this Section 19 shall be by way of indemnity, pursuant to Section 21.

20.0 INSURANCE FOR SIGNAL DELIVERY:

     The Distributor and the Service shall each be responsible for insuring their respective interests.

     20.1 The Distributor may, at its own option and at its own expense, obtain insurance to cover delivery of the television signal carrying the Video Programs to the Service; and the Distributor shall be the sole insured and beneficiary of such insurance policy. The Service shall have no rights whatsoever to the Distributor's proceeds. If any of the Video Programs are not delivered to the Service for any reason beyond the Distributor's reasonable control as set forth in Section 6, the Distributor shall not be in breach of this Agreement, but will refund all sums paid (if any) by the Service to the Distributor. The Distributor is not responsible for and does not insure the Service or any of its Affiliates for any failure in generating or transmitting the television signal, any failure of the satellite, any failure of decoder, any failure to deliver the live satellite feed and/or the satellite replay feed; or any failure of facilities, equipment or transmission lines used to receive, decode, cablecast and exhibit the Video Programs.

     20.2 The Service may, at its option, and its own expense, obtain insurance to cover any failure to generate, transmit or deliver the television signal from the Service's downlink facility; any failure of its own facilities or equipment used to receive, decode and transmit the Video Program to its Affiliates; and any failure of the Affiliates' facilities, equipment or transmission lines used to cablecast and exhibit the Video Programs.

21.0 DISTRIBUTOR'S INDEMNIFICATION:

     The Distributor shall indemnify the Service, its officers, agents, directors and employees from all liability to third parties including its Affiliates for damages, costs and expenses (including, without limitation, reasonable attorney's fees) but not for liability to each other except for music clearance or rights payments incurred by reason of:

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission

     (A) The Distributor's violation of any of the terms and conditions of this License Agreement; or

     (B) The Distributor's acts in connection with the generation and transmission of the television signal carrying the Video Programs, or arising out of alleged defects in any product or device utilized by the Distributor in connection with the generation and transmission of the television signal; or

     (C) Any claims for damages, suffered by any author, writer, composer, producer or other person as a result of the infringement of their copyrighted writings, music or expressions used in or appearing in the Video Programs; or

     (D) Any claims for libel or slander of any person, firm or corporation as a result of the Service's use of the Distributor's promotional and advertising materials for the Video Programs, or the transmission, cablecast and/or exhibition of the Video Programs; or

     (E) Any claims for misuse, misappropriation, or infringement of any trademark, tradename, publicity right, as well as the invasion of any privacy right as a result of the transmission, cablecast, or exhibition of the Video Programs or any use of the Distributor's advertising or promotional materials.

22.0 SERVICE'S INDEMNIFICATION:

     The Service shall indemnify the Distributor, its officers, agents, directors and employees from all liability to third parties, including its Affiliates for damages, costs and expenses (including, without limitation, reasonable attorney's fees) but not for liability to each other incurred by reason of:

     (A) The Service's violation of any of the terms and conditions of this License Agreement; or

     (B) The Service's acts in connection with the reception and transmission of the Video Programs, or arising out of alleged defects in any product or device utilized by the Service in connection with the reception, cablecasting and exhibition of the Video Programs.

23.0 DEFAULT: If either party hereto defaults in any of its material obligations hereunder or is adjudicated bankrupt or becomes insolvent or makes an assignment for the benefit of creditors, or if a receiver, liquidator or trustee is appointed for its assets or affairs, the other party hereto shall have the right, in addition to whatever other remedies it may have under this Agreement or at law, to terminate this Agreement.

     23.1 The parties' rights under this Section 23 shall be in addition to whatever rights or remedies they may have against one another at law or in equity. The successful party shall be entitled to recover from the unsuccessful party all reasonable attorney's fees, costs and expenses,

                            CONFIDENTIAL TREATMENT
   *****[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission including collection agency fees or other expenses incurred by the successful party for protecting its rights in the event of default under this License Agreement.

     23.2 However, notwithstanding its default, the Distributor shall be entitled to recover from the Service its reasonable attorney's fees, costs and expenses, including collection agency fees or other costs, incurred by the Distributor in collecting any License Fees or other amounts not paid by the Service.

     23.3  Breach:  No breach of this Agreement shall be deemed material unless
           ------
Service has failed to cure same within ten (10) business days after written notice thereof from Distributor or failed to make good faith efforts to cure same within said time period.

24.0 LIMITATIONS OF LIABILITY AND DAMAGES: Neither the Distributor nor the Service and its Affiliates shall be liable to one another for direct, indirect, consequential, punitive or exemplary damages, whether based in contract, tort or any legal theory. Notwithstanding the foregoing, the Distributor shall be permitted to pursue any and all available remedies against Service for Service's failure to make any payments under this License Agreement.

25.0 FORCE MAJEURE: If the Distributor shall be prevented from transmitting and delivering the Video Programs or the Service and its Affiliates shall be prevented from receiving and transmitting the Video Programs by reason of Force Majeure, then such party, as the case may be, shall be excused from its failure to perform its obligations under this License Agreement. Force Majeure shall mean any act of God, fire, flood, war, public disaster, any governmental or quasi-governmental or regulatory commission or association enactment, decree determination or action, regulation or order; any court imposed injunction; or any other occurrence beyond such party's reasonable control which, despite their reasonable efforts, prevents the delivery and/or exhibition of the Video Program.

26.0 RELATIONSHIP OF THE PARTIES: Nothing contained in this License Agreement shall be deemed to constitute either of the parties a joint venturer, partner or agent or the other. Neither party shall hold itself out in any manner contrary to the terms of this License Agreement and neither party shall become liable by reason or any representation, act or omission of the other contrary to the provisions of this License Agreement.

27.0 DUE AUTHORIZATION: The execution, delivery and performance of this License Agreement by each party hereto has been duly authorized by all necessary corporate action on behalf of the parties; requires no action by or in respect of, or filing with, any governmental body, agency or official; and does not violate, contravene or constitute a violation of any party's Certificate of Incorporation, its By-laws, or any provision of any indenture, agreement, judgment, injunction, order, decree or other instrument applicable to the party or by which the party is bound. Furthermore, each party's execution, delivery and performance of this License Agreement does not require any consent of any other person or entity.

28.0 BINDING EFFECT; BENEFITS: This License Agreement shall be binding upon the Distributor and the Service and their respective successors and assigns, and shall inure to their

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benefit. Nothing in the License Agreement, expressed or implied, is intended to or shall confer on any person other than the parties, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this License Agreement.

29.0 ASSIGNMENT: This License Agreement, the License and all rights granted herein are personal to each party; and each party agrees not to assign or delegate any right or obligation under this License Agreement in whole or in part, by operation of law or otherwise. Any party's purported assignment of, or delegation, if any, shall be void and of no effect. Notwithstanding the foregoing, Licensee shall be permitted to assign this License Agreement to a limited liability company that Service represents and warrants will initially be owned and/or controlled by the following MSO's: Time Warner Cable, TCI, Comcast, Media One and Cox.

30.0 WAIVERS: A waiver by either party of any breach of default by the other party under this License Agreement shall not be construed as a continuing waiver of such breach or default, or a waiver of any other obligation under this License Agreement.

31.0 NOTICES: All notices, statements, and other documents required to be given to the Distributor or the Service shall be given in writing and sent, either by personal delivery, by registered mail postage prepaid, or by mailgram to the following address:

If to Distributor to:

                              Titan Sports, Inc.
     Attention: Edward L. Kaufman, Sr. Vice President and General Counsel
                             1241 East Main Street
                                P. O. Box 3857
                              Stamford, CT 06902

If to Service to:

                            Viewer's Choice. L.L.C.
                  Attention: Vice President & General Counsel
                         909 Third Avenue, 21st Floor
                              New York, NY 10022

(or such address as may be designated in writing by either party in a notice conforming with this Section 31). The date of such mailing, personal delivery or telegraphing shall be the date of delivery of such notice.

32.0 CONFIDENTIALITY: Other than as may be required by applicable law,
     ---------------
government order or regulation; or by order or decree of any court of competent jurisdiction, the parties agree that neither of them shall publicly divulge or announce, or in any manner disclose, to any third party, excepting the Service's Affiliates, any of the specific terms and conditions of this License Agreement including, without limitation, any of the License Fees; and both parties warrant and

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covenant to one another that none of their officers, directors, employees or agents will do so either.

33.0 APPLICABLE LAW: This License Agreement and all matters and issues collateral thereto shall be governed by the laws of the State of New York with the same force and effect as is fully executed and to be fully performed therein.

34.0 SEPARABILITY: Any term or provision of this License Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this License Agreement, or affecting the validity or enforceability of any of the terms or provisions of this License Agreement in any other jurisdiction.

35.0 ANTITRUST VIOLATION: Notwithstanding anything to the contrary set forth herein, Distributor shall have the immediate right to terminate this Agreement should a court of competent jurisdiction order the break up of the Service because it is in any way in violation of any applicable antitrust laws, rules or regulations by virtue of its position as the sole or dominant pay-per-view distributor in the Territory.

36.0 SECTION AND OTHER HEADINGS: The section and other headings contained in this License Agreement are for reference purposes only and shall not be deemed to be part of this License Agreement or to affect the meaning or interpretation of this License Agreement.

37.0 ENTIRE AGREEMENT: This License Agreement (including the attached Schedules and Addenda, if any) constitutes the entire License Agreement among the parties and supersedes all prior License Agreements, understandings and arrangements, oral or written, between them with respect to the subject matter of this License Agreement. Furthermore, this License Agreement may not be changed or amended except in writing making specific reference hereto and signed by both parties.

38.0 EXECUTION IN COUNTERPARTS: This License Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the date first written above.

TITAN SPORTS, INC.                    VIEWER'S CHOICE, L.L.C.


By:_______________________            By:_____________________________
     Linda E. McMahon                       Michael H. Klein
     President and Chief Executive          Senior Vice President
     Officer                                Programming

As required for post-Video Program Preliminary Reports, as set forth in section 13, the following is the name and telephone number of the person to contact regarding the information to be contained on the Final Accounting Statement.

NAME:     __________________

TITLE:    __________________

PHONE:    __________________


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